Exhibit 99.1

Co-Diagnostics Reports Third Quarter 2025 Financial Results

Salt Lake City, UT – November 13, 2025 – Co-Diagnostics, Inc. (NASDAQ: CODX) (“Co-Diagnostics,” “Co-Dx,” or “the Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Business Highlights:

●	Performed in-silico analysis of the primer sets used in its Co-Primers®-based PCR tests for the detection of chikungunya virus (CHIKV), showing high homology against over 1,200 CHIKV sequences and confirming reactivity of CHIKV primers against known recent strains of the virus
●	Company closed on a Registered Direct Offering (RDO) with gross proceeds of approximately $3.8 million before deducting offering expenses

Business Highlights Subsequent to Third Quarter 2025:

●	Signed definitive agreement with Arabian Eagle Manufacturing to research, develop, manufacture, assemble, distribute, and commercialize Co-Dx technologies and intellectual property in KSA and 18 MENA nations through the JV CoMira Diagnostics, fulfilling the objective of the MOU signed in September 2025.
●	Announced formation of newly organized artificial intelligence (AI) business unit led by Chief Technology & AI Officer Christopher Thurston, to integrate the Company’s existing and planned AI applications into the Co-Dx™ Primer Ai™ platform
●	Developed a proprietary sample preparation instrument designed to streamline and simplify workflow for point-of-care (PoC) Co-Dx PCR Mycobacterium Tuberculosis (MTB) Test
●	Engaged Maxim Group LLC to pursue a strategic transaction which may include a SPAC transaction for CoSara Diagnostics, the Company’s joint venture in India
●	Subsequent to quarter end, the Company closed on RDO with gross proceeds of approximately $7.0 million before deducting offering expenses

Third Quarter 2025 Financial Results:

●	Revenue of $0.1 million, a decrease as compared to $0.6 million in Q3 2024, primarily related to a reduction in grant revenue recognized compared to the prior period
●	Operating expenses of approximately $7.1 million, a decrease of 32.6% year-over-year
●	Operating loss of $7.0 million compared to $10.2 million in Q3 2024
●	Net loss of $5.9 million, representing a loss of $0.16 per fully diluted share, compared to net loss of $9.7 million representing a loss of $0.32 per fully diluted share in Q3 2024
●	Adjusted EBITDA loss of $6.3 million
●	Cash, cash equivalents, and marketable securities of $11.4 million as of September 30, 2025

“We are entering one of the most active and strategically important periods in our Company’s history,” said Dwight Egan, Co-Diagnostics Chief Executive Officer. “CoMira Diagnostics, our new joint venture in the Kingdom of Saudi Arabia, establishes a strong commercial presence in the KSA and 18 additional MENA markets, expanding our international footprint and supporting the localization of advanced molecular diagnostics in one of the world’s fastest-growing healthcare regions. Additionally, our recently-announced engagement of Maxim to pursue a strategic transaction, including a SPAC transaction with our India joint venture, CoSara, if completed, would represent a significant step toward unlocking value from our India joint venture for our shareholders.”

Mr. Egan continued, “In parallel, we have launched a dedicated AI business unit to unify our proprietary applications under the Co-Dx Primer Ai platform and are preparing to initiate clinical evaluations for our upper-respiratory multiplex test supported by a grant from the NIH’s RADx Tech® program. Together, these initiatives reflect the execution of a cohesive strategy built on financial strength, technological innovation, and scientific leadership that is intended to position Co-Diagnostics for potential sustainable growth, expanded global reach, and long-term value creation.”

Conference Call and Webcast:

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page, or accessible directly here

Conference Call: 1-888-880-3330 (Toll Free) or 1-646-357-8766 (Toll)

The call will be recorded and later made available on the Company’s website.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed to detect and/or analyze nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform (subject to regulatory review and not currently for sale) and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation and amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, realized gain (loss) on investments, and (gain) loss on disposition of assets. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Adjusted EBITDA may differ from similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Management uses Adjusted EBITDA solely as a supplemental tool to evaluate operating performance and for internal budgeting and planning purposes.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) the anticipated benefits, timing, and outcomes of the Company’s strategic initiatives, including its CoMira Diagnostics joint venture and the planned CoSara strategic or SPAC transaction; (ii) the development, regulatory review, and potential commercialization of the Co-Dx PCR platform, Primer Ai™ platform, and related AI or point-of-care technologies; (iii) the Company’s plans to initiate or advance clinical evaluations and regulatory submissions; and (iv) expectations regarding financial strength, strategic positioning, and long-term value creation. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 27, 2025, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

+1 212.896.1254

CODX@KCSA.com

Media Contact:

Jennifer Webb

ColtrinMethod PR

jcoltrin@coltrinmethodpr.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$11,443,943	$2,936,544
Marketable investment securities	-	26,811,098
Accounts receivable, net	55,905	132,570
Inventory, net	1,089,956	1,072,724
Income taxes receivable	923,217	-
Prepaid expenses and other current assets	541,946	1,338,762
Total current assets	14,054,967	32,291,698
Property and equipment, net	2,485,112	2,761,280
Operating lease right-of-use asset	1,439,779	2,114,876
Intangible assets, net	26,101,000	26,101,000
Investment in joint venture	659,903	731,065
Total assets	$44,740,761	$63,999,919
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,458,397	$3,294,254
Accrued expenses	1,204,660	2,562,169
Operating lease liability, current	744,156	915,619
Contingent consideration liabilities, current	239,955	502,819
Deferred revenue	45,557	40,857
Total current liabilities	3,692,725	7,315,718
Long-term liabilities
Income taxes payable	491,848	713,643
Operating lease liability	727,943	1,236,560
Contingent consideration liabilities	-	422,080
Total long-term liabilities	1,219,791	2,372,283
Total liabilities	4,912,516	9,688,001
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 52,991,260 shares issued and 48,142,582 shares outstanding as of September 30, 2025 and 37,902,222 shares issued and 33,053,544 shares outstanding as of December 31, 2024	52,991	37,902
Treasury stock, at cost; 4,848,678 shares held as of September 30, 2025 and December 31, 2024, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	109,447,214	102,472,210
Accumulated other comprehensive income	94,888	418,443
Accumulated deficit	(54,191,053)	(33,040,842)
Total stockholders’ equity	39,828,245	54,311,918
Total liabilities and stockholders’ equity	$44,740,761	$63,999,919

CO-DIAGNOSTICS, INC. AND SUBSIDIARES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Product revenue	$145,380	$206,876
Grant revenue	-	434,265
Total revenue	145,380	641,141
Cost of revenue	26,285	297,403
Gross profit	119,095	343,738
Operating expenses
Sales and marketing	568,937	1,059,745
General and administrative	1,815,945	4,287,380
Research and development	4,480,678	4,880,315
Depreciation and amortization	267,383	351,235
Total operating expenses	7,132,943	10,578,675
Loss from operations	(7,013,848)	(10,234,937)
Other income (expense), net
Interest income, net	13,194	263,335
Realized gain on investments	41,542	293,067
Gain (loss) on disposition of assets	4,000	3,513
Gain (loss) on remeasurement of acquisition contingencies	(42,345)	(11,927)
Gain (loss) on equity method investment in joint venture	(55,959)	12,683
Total other income (expense), net	(39,568)	560,671
Loss before income taxes	(7,053,416)	(9,674,266)
Income tax provision (benefit)	(1,166,593)	22,189
Net loss	$(5,886,823)	$(9,696,455)
Other comprehensive income (loss)
Change in net unrealized gains (losses) on marketable securities, net of tax	(39,180)	37,158
Total other comprehensive income (loss)	$(39,180)	$37,158
Comprehensive loss	$(5,926,003)	$(9,659,297)

Loss per common share:
Basic and Diluted	$(0.16)	$(0.32)
Weighted average shares outstanding:
Basic and Diluted	37,890,923	30,494,206

CO-DIAGNOSTICS, INC. AND SUBSIDIARES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended September 30,
	2025	2024
Net loss	$(5,886,823)	$(9,696,455)
Interest income, net	(13,194)	(263,335)
Realized gain on investments	(41,542)	(293,067)
Depreciation and amortization	267,383	351,235
Gain on disposition of assets	(4,000)	(3,513)
Change in fair value of contingent consideration	42,345	11,927
Stock-based compensation expense	500,585	1,045,583
Income tax provision (benefit)	(1,166,593)	22,189
Adjusted EBITDA	$(6,301,839)	$(8,825,436)